                                                                   Exhibit 10.10


                     AMENDMENT No. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 ("Amendment No. 1"), is made as of this 25th day of March, 2002 by and between deltathree, Inc. a Delaware corporation (the "Company") and Shimmy Zimels ("Executive").

                                   WITNESSETH

         WHEREAS, the Company and Executive have entered into an Employment Agreement dated as of April 1, 1999 (the "Employment Agreement"); and

         WHEREAS, the Company and Employee wish to enter into this Amendment to provide, among other things, that the Executive shall continue to serve as the Company's Chief Operating Officer from and after the date of this Amendment No. 2;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants undertaken herein, and with the intent to be legally bound hereby, the Company and Executive hereby agree to amend the Employment Agreement as follows:

1. Section 1 (b) of the Employment Agreement shall be amended as follows:

         "(a) Term of Employment. The Company employment of Executive shall be extended for a period beginning on April 1,2002 and ending on September 30, 2002 (the "Extended Term"). Thereafter, the Extended Term shall be automatically extended for ninety (90) day periods unless either party provides the other party with notice of non-renewal at least 30 days prior to expiration of an extended term.

2. Capitalized terms used in this Amendment No. 1 and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.

3. Except as otherwise provided herein, the Employment Agreement shall remain in full force and effect.

4. This Amendment No. 2, together with the Employment Agreement as so modified, shall be subject to amendment, modification or waiver only by a mutually signed written instrument which by its terms evidences an intention to modify or amend the provisions hereof.

5. Any questions or other matters arising under this Amendment No. 2, whether of validity, interpretation, performance or otherwise, will therefore be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed in New York, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

6. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Amendment No. 2 has been executed by Executive and then by the Company in New York, New York, on the dates shown below, but effective as of the date and year first above written.


Date: March 25, 2002                            /s/ Shimmy Zimels
                                               ---------------------------------
                                               Executive



                                               deltathree, Inc.


Date: March 25, 2002                           /s/ Paul C. White
                                               ---------------------------------
                                               Name:  Paul C. White
                                               Title: Chief Financial Officer




                                       3